UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Dynegy Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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December 11, 2017 Lender Presentation – Dynegy Term Loan C

This presentation and information contained herein has been prepared by Dynegy Inc. (“Dynegy”) for informational purposes only. This presentation constitutes confidential information and is provided to you on the condition that you agree that you will hold it in strict confidence and not reproduce, disclose, forward or distribute it in whole or in part without the prior written consent of Dynegy and is intended for the recipient hereof only. Cautionary Statement Regarding Forward-Looking Statements This presentation contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward looking statements.” You can identify these statements by the fact that they do not relate strictly to historical or current facts. Management cautions that any or all of Dynegy’s forward-looking statements may turn out to be wrong. Please read Dynegy’s annual, quarterly and current reports filed under the Securities Exchange Act of 1934, including its 2016 Form 10-K and first, second and third quarter 2017 Forms 10-Q for additional information about the risks, uncertainties and other factors affecting these forward-looking statements and Dynegy generally. Dynegy’s actual future results may vary materially from those expressed or implied in any forward-looking statements. All of Dynegy’s forward- looking statements, whether written or oral, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements. In addition, Dynegy disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof. Non-GAAP Financial Measures This presentation contains non-GAAP financial measures including EBITDA, Adjusted EBITDA and Adjusted Free Cash Flow. Reconciliations of these measures to the most directly comparable GAAP financial measures to the extent available without unreasonable effort are contained herein. To the extent required, statements disclosing the definitions, utility and purposes of these measures are set forth in Item 2.01 to our current report on Form 8-K filed with the SEC on November 1, 2017, which is available on our website free of charge, www.dynegy.com. DISCLAIMER 2

TRANSACTION OVERVIEW 3 Dynegy is seeking to reprice its existing $2,018 million Senior Secured Term Loan C Reduce pricing to L + 275 bps with a 1.00% LIBOR floor with a ratings based step-down to L + 250 bps when corporate family ratings are equal to or better than Ba3 / BB- (each with a stable outlook) No change in maturity Reset call protection (soft call) for 6 months All other terms remain unchanged On November 1, Dynegy released Q3 quarterly results including revenue and Adjusted EBITDA for the three months ended September 30, 2017 of $1,437 million and $397 million, respectively Repaid / refinanced $1.25 billion of 2019 bonds, $200 million of Term Loan C, and $300 million of revolver borrowings On October 30, Dynegy announced plans to combine with Vistra Energy creating a leading integrated power company Transaction expected to close as early as Q2 2018 Since the transaction was announced Dynegy has been placed on review for an upgrade on corporate and tranche ratings by both S&P and Moody’s Dynegy’s current corporate ratings are B2 / B+ and secured tranche ratings are Ba3 / BB Commitments will be due on Thursday, December 14th

SUMMARY REPRICING TERM SHEET 4 Borrower Dynegy Inc. Facility Tranche C of existing Credit Agreement Pricing Existing: L + 325, 1.00% LIBOR Floor Proposed: L + 275, 1.00% LIBOR Floor with a CCR ratings based step down to L + 250 Expected Ratings Tranche: Ba3 / BB Issue Price Par Guarantors Same as existing Credit Agreement Collateral Same as existing Credit Agreement Amount $2,018 million Amortization 1.00% per annum, and applying credit for $200 million prepayment in August 2017 Tenor Same as Tranche C of existing Credit Agreement (2024) Mandatory Prepayments Same as existing Credit Agreement Optional Prepayments Soft call at 101 reset for 6 months Covenants Same as existing Credit Agreement

TRANSACTION TIMELINE 5 December 11th, 2017 Transaction Launch December 14th, 2017 Commitments due (5:00pm ET) December 15th, 2017 Price & Allocate Late December Close & Fund Key Dates December 2017 SUN MON TUES WED THURS FRI SAT 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31

6 TRANSACTION STRUCTURE Description Dynegy merges with and into Vistra Energy, with Vistra Energy as the surviving entity Vistra Energy shareholders and Dynegy shareholders receive 79% and 21% of the combined company’s equity, respectively Key Tax Considerations Tax-free merger No acceleration of Vistra Energy TRA Rights Key Debt Considerations Direct merger of Vistra Energy and Dynegy does not trigger Change of Control provisions Credit Facilities Existing RCFs at Vistra Energy and Dynegy Opportunistically refinance RCFs Pro Forma Transaction Structure Transaction Structure Overview CombinedCo1 Old Dynegy Shareholders Old Vistra Energy Shareholders Vistra Energy Subsidiaries2 79% 21% Dynegy Subsidiaries 1 Existing Dynegy debt. 2 Existing Vistra Energy debt. Vistra Energy subsidiaries are expected to be designated as excluded project subsidiaries under Dynegy Credit Agreement. Vistra Energy subsidiaries are not expected to be guarantors under any Dynegy debt facility. Transaction structured to minimize leakage while creating significant value for all shareholders

TRANSACTION BENEFITS 7 Improved Risk Profile Greater EBITDA and cash flow visibility from capacity markets Maintains balance sheet strength and credit profile Increased stock liquidity Rebalances generation portfolio towards gas-fueled assets with advantageous access to fuel Less exposure to natural gas prices Dilutes single ISO market and regulatory risk Significantly improves credit profile 6.2x net debt to EBITDA at YE 2017 to an estimated 3.2x at YE 2018 pro forma Integrated platform reduces risk to commodity price volatility Capacity and retail equals ~50% of gross margin Greater exposure to ERCOT market Value Creation Increased scale with value creation from projected synergies and operational improvements Led by team with strong track record of achieving cost savings Geographic, fuel, market and earnings diversification Benefits of capacity markets Platform for retail and renewables growth Premium for shareholders1 Pro rata share of projected synergies and operational improvements All stock consideration provides upside to market improvements and further efficiencies Greatly accelerates Dynegy’s strategy of developing an integrated platform Transaction expected to create significant value for both Dynegy and Vistra Energy shareholders 1 Dynegy had a share price of $11.22 as of October 27, 2017, compared to the transaction value of $13.24 based on Vistra Energy's closing stock price as of October 27, 2017.

APPENDIX

9 REG G RECONCILIATION – 3RD QUARTER 2017 ADJUSTED EBITDA

IMPORTANT INFORMATION Additional Information About the Transaction and Where to Find It This communication relates to the proposed merger pursuant to the terms of the Agreement and Plan of Merger, dated as of October 29, 2017, by and between Vistra Energy and Dynegy. The proposed transaction will be submitted to the respective stockholders of Dynegy and Vistra Energy for their consideration. In connection with the proposed merger, Vistra Energy expects to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Vistra Energy and Dynegy that also constitutes a prospectus of Vistra Energy (the “joint proxy statement”), which joint proxy statement will be mailed or otherwise disseminated to Vistra Energy stockholders and Dynegy stockholders when it becomes available. Vistra Energy and Dynegy also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VISTRA ENERGY, DYNEGY, THE PROPOSED MERGER AND RELATED MATTERS. You may obtain a free copy of the joint proxy statement and other relevant documents (if and when they become available) filed by Vistra Energy and Dynegy with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by Vistra Energy with the SEC will be available free of charge on Vistra Energy’s website at www.vistraenergy.com or by contacting Vistra Energy Investor Relations at 214-812-0046 or at investor@vistraenergy.com. Copies of the documents filed by Dynegy with the SEC will be available free of charge on Dynegy’s website at www.dynegy.com or by contacting Dynegy Investor Relations at (713) 507-6466 or at ir@dynegy.com. Certain Information Regarding Participants in the Solicitation Vistra Energy and Dynegy and certain of their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. You can find information about Vistra Energy’s directors and executive officers in Vistra Energy’s prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act on May 9, 2017 (as supplemented), and on its website at www.vistraenergy.com. You can find information about Dynegy’s directors and executive officers in its proxy statement for its 2017 annual meeting of stockholders, which was filed with the SEC on March 30, 2017, and on its website at www.dynegy.com. Additional information regarding the interests of such potential participants will be included in the joint proxy statement and other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from Vistra Energy or Dynegy using the sources indicated above. 10